EXHIBIT 99.1

Second Quarter Fiscal Year 2006 Earnings Release and Conference Call October 26, 2005

Forward-Looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2005 (including under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent Quarterly Reports on Form 10-Q, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Home Building Highlights Second Quarter Fiscal 2006 Revenues increased 36% Closings grew 17% to 9,157 Average sales price grew 13% to $296,593 Operating earnings grew 62% Gross housing margin up 180bp to 29% Operating margin grew 260bp to 16% Backlog Sales (Orders) grew 12% to 9,555 Units increased 19% to 21,171 Dollar value grew 30% to $6.96 billion

Mid-Atlantic 1,697 +2% 1,749 +33% Southeast 1,690 +2% 1,633 +26% Midwest 1,752 +18% 1,762 +5% Southwest 2,767 +22% 2,418 +14% West Coast 1,649 +15% 1,595 +13% Total 9,555 +12% 9,157 +17% Home Building Second Quarter Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended September 30, 2005

Complementary Business Highlights Second Quarter Fiscal 2006 CTX Mortgage Centex builder originations increased 20% Capture rate up 300bp to 75% Centex Home Equity Interest-earning owned portfolio grew 19% Operating earnings increased 9% Construction Services Backlog increased 79% to $2.80 billion

Supplementary Information Share repurchase 1,000,000 repurchased at average price of $70.03 per share 5,000,000 shares remain under latest authorization Intend to repurchase shares in the third quarter Fairclough (U.K. Home building) Sale transaction completed Received $290 million in proceeds, substantially all to be used for share repurchases Centex Home Equity Exploring strategic alternatives Board is considering uses of potential proceeds including investment in home building and additional share repurchases

Centex Homes Outlook FY03 FY04 FY05 FY06P Closings 26427 30358 33387 38000 0 0 1000 FY03 FY04 FY05 FY06P Closings 631 966 1379 1900 0 0 50 % CHG +15% +10% +15% % CHG +53% +43% +40% Operating Earnings ($ Millions) 30,358 33,387 Closings $966 $1,379 39,000 $1,950

Increased Guidance Earnings per diluted share estimates (from continuing operations) FY06E FY05 1Q - 6/30 $1.69 $1.31 2Q - 9/30 $2.49 $1.55 3Q - 12/31 $2.45 - $2.50 $1.82 4Q - 3/31 $3.02 - $3.17 $2.60 $9.65 - $9.85 $7.30

Sharpening Focus, Driving Performance Strong operating performance Sharpening focus on core home building business Attractive capital allocation options Well positioned to improve leadership position

Centex 2005 Annual Investor Conference Hudson Theatre at the Millennium Broadway Hotel 145 West 44th Street (just east of Broadway) New York, NY November 15, 2005 Continental breakfast and registration 8:30 - 9:30 a.m. ET Program 9:30 a.m. - Noon ET Lunch immediately following To register, visit www.centex.com

Question & Answer Thank you for participating in today's conference call webcast. An archive of this webcast will be available at http://www.centex.com later today.